                                                    Registration No. 333-
                                                                          -----

     As filed with the Securities and Exchange Commission on December 6, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                Foot Locker, Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           New York                                      13-3513936
--------------------------------                  --------------------------
(State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                      Identification No.)

112 West 34th Street, New York, NY                         10120
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

                 Nonstatutory Stock Option Award Agreement with
                  J. Carter Bacot Dated as of February 12, 2001
-------------------------------------------------------------------------------
                            (Full title of the plan)

                        Gary M. Bahler, General Counsel,
           Foot Locker, Inc., 112 West 34th Street, New York, NY 10120
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 720-3700
-------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                            Proposed           Proposed
Title of                                    maximum            maximum
securities             Amount               offering           aggregate       Amount of
to be                  to be                price              offering        registration
registered             registered(1)        per unit(2)        price           fee
----------             -------------        -----------        ---------       ------------
Common Stock,          17,000               $15.925            $270,725        $68.00
$.01 par value         Shares
(including the
associated
Preferred Stock
Purchase Rights)
-------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on December 3, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 2001;

         (b) Registrant's Quarterly Reports on Form 10-Q for the periods ended May 5, 2001 and August 4, 2001; and Registrant's Current Reports on Form 8-K dated May 17, 2001, May 24, 2001, May 30, 2001, June 11, 2001, and November 1,
2001.

         (c) Registrant's Registration Statement on Form S-3 Amendment No. 1 (Registration No. 333-64930) previously filed with the Securities and Exchange Commission.

         (d) The description of Registrant's common stock contained in Registrant's Registration Statement on Form S-3 Amendment No. 1 (Registration No. 333-64930) previously filed with the SEC, including any amendments or reports filed for purposes of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article IX of the By-laws of Registrant requires Registrant to indemnify, to the fullest extent permitted by applicable law, any person who (a) is or was made, or threatened to be made, a party to any action or proceeding because that person or his or her testator or intestate is or was a director or officer of Registrant or served, or is serving, at the request of Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses incurred as a result of such action or proceeding, or appeal therein, and (b) has met the standards set forth in Section 721 of the New York Business Corporation Law (the "NYBCL").

Section 721 of the NYBCL provides that no indemnification is to be provided to any person who is a director or officer if a judgment or other final adjudication adverse to such person establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled.

         Article IX of the By-laws also provides that Registrant shall, from time to time, reimburse or advance to any person indemnified thereunder the funds necessary for payment of expenses incurred in connection with any action or proceeding subject to such indemnification, upon receipt by Registrant of a written undertaking by or on behalf of such person to repay such amounts(s) if a judgment or other final adjudication adverse to the director or officer establishes that he or she did not meet the standards set forth in Section 721 of the NYBCL.

         Article IX of the By-laws also expressly authorizes Registrant to enter into agreements providing for indemnification or the advancement of expenses to the fullest extent permitted by applicable law. As more fully explained below, Registrant has entered into (or intends to enter into) agreements with each of Registrant's directors and officers to provide for indemnification to the fullest extent permitted by applicable law.

         Article TENTH of Registrant's Certificate of Incorporation requires Registrant to indemnify its directors and officers, and permits Registrant to indemnify others, to the fullest extent permitted by applicable law. The extent and limitations of indemnification under Article TENTH of Registrant's Certificate of Incorporation are substantially identical to the indemnification provisions set forth in Article IX of Registrant's By-laws.

         Article ELEVENTH of Registrant's Certificate of Incorporation provides that no director of Registrant shall be personally liable to Registrant or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719 of the NYBCL.

         As previously noted, Registrant has entered into indemnification agreements with each of its directors and officers (and intends in the future to enter into similar indemnification agreements with other persons who become directors or officers of Registrant) which require Registrant to, among other things, indemnify each director or officer for any and all judgments, fines, amounts paid in settlement and expenses incurred in connection with investigating, defending, being a witness or participating in any threatened, pending or completed action, suit, proceeding, inquiry or investigation, and to advance to each such director or officer his or her costs and expenses of any such suit, proceeding, inquiry or investigation if such director or officer undertakes to pay back such advances to the extent required by law. Prior to a "Change in Control" (as defined in each indemnification agreement) of Registrant, a director or officer is not entitled to indemnification under such agreement in any action or proceeding voluntarily commenced by such indemnitee against Registrant or any director or officer of Registrant, unless the institution of such action or proceedings is joined in or consented to by Registrant.

         Sections 721 through 726 of the NYBCL provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, such person must be indemnified to the extent he or she was successful. Further, indemnification is permitted in both third-party and derivative suits if such person acted in good faith and for a purpose he or she reasonably believed was in the best interest of Registrant, and if, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to Registrant absent a court determination that the person is fairly and reasonably entitled to indemnity. Notwithstanding the failure of Registrant to provide indemnification and despite any contrary resolution of the board of directors, indemnification shall be awarded by the proper court pursuant to
Section 724 of the NYBCL. Under New York law (and as provided in Article IX of Registrant's By-laws and in the indemnification agreements previously described), expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

         In addition, Registrant has directors and officers liability insurance policies.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on Page 8.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 2001.

                                FOOT LOCKER, INC.


                                By:  /s/ Matthew D. Serra
                                     --------------------------------------
                                     Matthew D. Serra
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Matthew D. Serra, Gary M. Bahler and Bruce L. Hartman his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2001.

         Signature                                                     Title
         ---------                                                     -----
/s/ Matthew D. Serra                                          Director, President and
-------------------------------------                         Chief Executive Officer
    Matthew D. Serra


/s/ Bruce L. Hartman                                          Senior Vice President and Chief
------------------------------------                          Financial Officer
    Bruce L. Hartman


/s/ Robert W. McHugh                                          Vice President and Chief
------------------------------------                          Accounting Officer
    Robert W. McHugh


/s/ J. Carter Bacot                                           Director and Non-Executive Chairman
------------------------------------                          of the Board
    J. Carter Bacot


------------------------------------                          Director
    Purdy Crawford


/s/ Philip H. Geier, Jr.                                      Director
------------------------------------
    Philip H. Geier, Jr.


/s/ Jarobin Gilbert, Jr.                                      Director
------------------------------------
    Jarobin Gilbert, Jr.


/s/ James E. Preston                                          Director
------------------------------------
    James E. Preston


/s/ David Y. Schwartz                                         Director
------------------------------------
    David Y. Schwartz


/s/ Christopher A. Sinclair                                   Director
------------------------------------
    Christopher A. Sinclair


/s/ Cheryl Turpin                                             Director
------------------------------------
    Cheryl Turpin


/s/ Dona D. Young                                             Director
------------------------------------
    Dona D. Young

                                FOOT LOCKER, INC.
                                -----------------

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION
------              --------------------------------------------------
4.1                 The rights of holders of the Registrant's equity securities are defined in the Registrant's Certificate of
                    Incorporation, as amended (incorporated herein by reference to Exhibits 3(i)(a) and 3(i)(b) to the Quarterly Report on
                    Form 10-Q for the quarterly period ended July 26, 1997,
                    Exhibit 4.2(a) to the Registration Statement on Form S-8
                    (Registration No. 333-62425) previously filed with the SEC), and Exhibit 4.2 to this Registration Statement.

4.2                 Certificate of Amendment of the Registrant's Certificate of
                    Incorporation filed on November 1, 2001 with the Department of State of the State of New York.

4.3 By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form
                    10-Q for the quarterly period ended May 5, 2001, filed by the Registrant with the SEC on June 13, 2001).

4.4                 Rights Agreement dated as of March 11, 1998 ("Rights
                    Agreement") between the Registrant and First Chicago
                    Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant's Form
                    8-K dated March 11, 1998).

4.5                 Amendment No. 1 to the Rights Agreement, dated as of May 28,
                    1999 (incorporated herein by reference to Exhibit 4.2(a) to the Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999, filed by the Registrant with the SEC on June 4, 1999).

4.6                 Amendment No. 2 to the Rights Agreement, dated as of October
                    24, 2001.

4.7 Indenture dated as of October 10, 1991 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration
                    Statement on Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.8                 Forms of Medium-Term Notes (Fixed Rate and Floating Rate)
                    (incorporated herein by reference to Exhibits 4.4 and 4.5 to the Registration Statement on Form S-3 (Registration No.
                    33-43334) previously filed with the SEC).

4.9 Form of 8 1/2% Debentures due 2022 (incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated
                    January 16, 1992).

4.10                Distribution Agreement dated July 13, 1995 and Forms of
                    Fixed Rate and Floating Rate Notes (incorporated herein by reference to Exhibits 1, 4.1, and 4.2, respectively, to Registrant's Form 8-K dated July 13, 1995).

4.11 Indenture dated as of June 8, 2001 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration
                    Statement on Form S-3 Amendment No. 1 (Registration No.
                    333-64930) previously filed with the SEC).

4.12 Form of 5.50% Convertible Subordinated Note (incorporated herein by reference to Exhibit 4.2 to the Registration
                    Statement on Form S-3 Amendment No. 1 (Registration No.
                    333-64930) previously filed with the SEC).

4.13                Registration Rights Agreement dated as of June 8, 2001
                    (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 Amendment No. 1
                    (Registration No. 333-64930) previously filed with the SEC.

5                   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2                Consent of KPMG LLP.

24 Powers of Attorney (included in signature page to this Registration Statement).